GraniteShares Gold Trust S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management of the Trust’s Sponsor
GraniteShares Gold Trust:

We consent to the use of our report dated August 24, 2017 included herein, with respect to the Statement of Assets and Liabilities including the Schedule of Investment of GraniteShares Gold Trust as of August 24, 2017, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

New York, NY
August 24, 2017